Exhibit 10.1

INDEMNITY AGREEMENT

TABLE OF CONTENTS

ARTICLE 1	DEFINITIONS AND PRINCIPLES OF INTERPRETATION	3

1.1	Definitions	3
1.2	Governing Law	5

ARTICLE 2	REPRESENTATIONS	5

2.1	Representations of the Corporation	5

ARTICLE 3	INDEMNIFICATION BY CORPORATION AND OBLIGATIONS OF INDEMNIFIED PARTY	5

3.1	Indemnification	5
3.2	Notice of Proceedings	8
3.3	Legal Counsel	9
3.4	No Presumption as to Absence of Good Faith	9
3.5	Settlement of Claim	9
3.6	Determination of Right to Indemnification	10
3.7	Other Rights and Remedies Unaffected	10
3.8	Setoff	10

ARTICLE 4	MISCELLANEOUS MATTERS	10

4.1	Corporation and Indemnified Party to Cooperate	10
4.2	Effective Time	10
4.3	Insolvency	10
4.4	Multiple Proceedings	10
4.5	Benefit of the Agreement	11

ARTICLE 5	GENERAL	12

5.1	Term .	12
5.2	Deeming Provision	12
5.3	Assignment	12
5.4	Amendments and Waivers	12
5.5	Severability	12
5.6	Mandatory Obligation to Indemnify.	12
5.7	Notices	12
5.8	Further Assurances	13
5.9	Execution and Delivery	13

INDEMNITY AGREEMENT

THIS AGREEMENT is made as of the____day of ______________, 2025.

BETWEEN:

INNOCAN PHARMA CORPORATION, a corporation incorporated under the laws of Canada (the “Corporation”)

- and -

●, an individual residing in the ● of (the “Indemnified Party”)

RECITALS:

A.	The Indemnified Party is a duly elected or appointed director or officer or service provider of the Corporation or of a Group Entity (as defined below);

B.	the Corporation believes it is in the best interests of the Corporation to attract and retain competent persons to serve as directors, or officers or as advisors or in similar capacities, and the entering into of an agreement containing indemnification provisions of the kind contained in this Agreement is reasonable and necessary to achieving those goals

C.	the Indemnified Party is willing to act or to continue to act as a director and service provider of the Corporation or is currently or may, in the future, be willing to act or to continue to act, at the request of the Corporation, as a director or officer and service provider, or an individual acting in a similar capacity or holding a position equivalent to that of a director or officer, and service provider of a Group Entity, if, among other things, the Corporation provides the Indemnified Party with contractual assurance that the protection against personal liability contemplated in this Agreement will be available to the Indemnified Party to the fullest extent permitted by applicable law;

D.	the by-laws of the Corporation contemplate that the Indemnified Party will be indemnified in certain circumstances; and

E.	the Corporation considers it desirable and in the best interests of the Corporation to enter into this Agreement to set out the circumstances and manner in which the Indemnified Party may be indemnified in respect of certain liabilities or expenses which the Indemnified Party may incur because of other association with the Corporation or Group Entity.

NOW THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties agree as follows:

Article 1

DEFINITIONS AND PRINCIPLES OF INTERPRETATION

1.1	Definitions

Whenever used in this Agreement, the following words and terms have the meanings set out below:

“Act” means the Canada Business Corporations Act , as the same exists on the date hereof or may hereafter be amended.

“Adverse Insurance Event” means a threatened or actual rescission, cancellation or non-renewal of any directors’ and officers’ liability insurance policy, a denial of coverage by the insurers for any Claims reported under any such policy or circumstances where the Board of Directors have reasonably concluded that coverage will be denied by its insurers in respect of a reported Claim.

“Agreement” means this agreement, and all amendments or restatements as permitted, and references to “Article” or “Section” mean the specified Article or Section of this Agreement.

“Board of Directors” means the duly constituted board of directors of the Corporation.

“Claim” includes any current, threatened, pending, commenced, continuing or completed action, suit, proceeding, hearing, inquiry, regulatory, investigation, arbitration or alternative dispute resolution mechanism or procedure, of any nature or kind, howsoever arising, whether civil, criminal, administrative, investigative or other, and whether arising in law, equity or under statute, rule, regulation or ordinance of any governmental or administrative body or otherwise, and whether made or commenced by the Corporation or any Group Entity and any appeal or appeals therefrom, in which the Indemnified Party is, has been or may be involved (including, without limitation, as a party, or otherwise) because of the Indemnified Party’s association with the Corporation or Group Entity.

“Losses” includes all costs, charges, expenses, losses, damages, fees (including any legal, professional or advisory fees or disbursements reasonably incurred), liabilities amounts paid to settle or dispose of any Claim or satisfy any judgment, fines, penalties or liabilities, without limitation, and whether incurred alone or jointly with others, including any amounts which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of the investigation, defence, settlement or appeal of or preparation for any Claim or in connection with any action to establish a right to indemnification under this Agreement to the fullest extent permitted by applicable law and any federal, provincial, state, local or foreign taxes imposed on the Indemnified Party as a result of the actual or deemed receipt of any payments under this Agreement. Losses shall also include a per diem calculated pursuant to Section 3.1(9) below for each day spent by the Indemnified Party dealing with, responding to or assisting the Corporation or Group Entity with the resolution, defence or appeal of any Claim relating to the Indemnified Party.

“Group Entity” means: (i) any corporation that is or was an “affiliate” or “subsidiary” (within the meaning of these terms as used in the Act) of the Corporation at a time the Indemnified Party is or was a director or officer of such corporation, (ii) any corporation of which the Indemnified Party is or was a director or officer at the request of the Corporation; or (iii) any partnership, trust, joint venture or other unincorporated entity of which the Indemnified Party is or was, or holds or held a position equivalent to that of, a director or officer, at the request of the Corporation.

“Parties” means the Corporation and the Indemnified Party collectively and “Party” means any one of them.

“Taxes” includes any assessment, reassessment, claim or other amount for taxes, charges, duties, levies, imposts or similar amounts, including any interest and penalties in respect thereof.

1.2	Governing Law

This Agreement is a contract made under and is governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario. The Parties hereby irrevocably submit and attorn to the jurisdiction of the courts of the Province of Ontario with respect to all matters arising out of or relating to this Agreement and all matters, agreements or documents contemplated by this Agreement. The Parties hereby waive any objections they may have to the venue being in such courts including, without limitation, any claim that any such venue is in an inconvenient forum.

Article 2

REPRESENTATIONS

2.1	Representations of the Corporation

The Corporation represents and warrants to the Indemnified Party that:

(a)	Incorporation — The Corporation is a corporation duly incorporated and validly existing under the laws of Canada.

(b)	Due Authorization — The Corporation has all necessary corporate power, authority and capacity to enter into this Agreement and to carry out its obligations under this Agreement. The execution and delivery of this Agreement and the performance of the obligations contemplated by this Agreement have been duly authorized by all necessary corporate action on behalf of the Corporation.

(c)	No Conflict — The Corporation is not a party to, bound or affected by or subject to any agreement, obligation, instrument, charter or by-law provision, statutory law or regulation, order, judgment, decree, licence or permit which would be violated, contravened, breached by, or under which default would occur as a result of the execution and delivery of this Agreement or the performance of any of the obligations provided for under this Agreement.

Article 3

INDEMNIFICATION BY CORPORATION AND OBLIGATIONS OF INDEMNIFIED PARTY

3.1	Indemnification

(1)	General Indemnity — Except as prohibited under applicable law and subject to Section 3.1(4), the Corporation must indemnify and hold the Indemnified Party harmless, to the fullest extent permitted by applicable law, including but not limited to the indemnity under the Act, from and against any and all Losses which the Indemnified Party may reasonably suffer, sustain, incur or be required to pay in respect of any Claim, provided that the indemnity provided for in this Section 3.1(1) will only be available if:

(a)	the Indemnified Party acted honestly and in good faith with a view to the best interests of the Corporation or Group Entity, as the case may be, and

(b)	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the Indemnified Party had reasonable grounds for believing that the Indemnified Party’s conduct was lawful.

(2)	Taxes — For greater certainty, a Claim subject to indemnification pursuant to Article 3 of this Agreement includes, to the fullest extent permitted by applicable law, any Taxes which the Indemnified Party may be subject to or suffer or incur as a result of, in respect of, arising out of or referable to any indemnification of the Indemnified Party by the Corporation pursuant to this Agreement.

(3)	Right to Indemnity — Without limiting anything in this Agreement, the Indemnified Party is entitled to an indemnity from the Corporation in respect of all Losses reasonably incurred by the Indemnified Party in connection with the defence of any Claim, to which the Indemnified Party is subject because of the Indemnified Party’s association with the Corporation, if the Indemnified Party fulfils the conditions set out in Sections 3.1(1)(a) and 3.1(1)(b) above.

(4)	Derivative Claims — The Corporation shall make application, at its expense, for the approval of a court of competent jurisdiction to advance monies to an Indemnified Party under Section 3.1(8) below, in respect of any Claim by or on behalf of the Corporation or Group Entity to which the Indemnified Party is made a party because of the Indemnified Party’s association with the Corporation or Group Entity, in respect of all costs, charges, expenses and other Losses reasonably incurred by the Indemnified Party in connection with such Claim provided the Indemnified Party shall repay such funds advanced if the Indemnified Party ultimately does not fulfil the conditions set out in Section 3.1(1)(a) and 3.1(1)(b) above.

(5)	Incidental Expenses — To the fullest extent permitted by applicable law, the Corporation will pay or reimburse the Indemnified Party for the Indemnified Party’s reasonable and necessary travel, lodging or accommodation costs, charges or expenses paid or incurred by or on behalf of the Indemnified Party in connection with the defence by the Indemnified Party of any Claim, provided the Indemnified Party fulfills the conditions set out in Sections 3.1(1)(a) and 3.1(1)(b) above.

(6)	Specific Indemnity for Statutory Obligations — Without limiting the generality of the preceding Sections 3.1(1) through (5) of this Agreement, the Corporation agrees, to the extent permitted by law, to indemnify and save the Indemnified Party harmless from and against any and all Losses arising by operation of statute and reasonably incurred by or imposed upon the Indemnified Party in relation to the affairs of the Corporation in the Indemnified Party’s capacity as a director or officer or service provider thereof, including but not limited to all statutory obligations to creditors, employees, suppliers, contractors, subcontractors, and any government or any agency or division of any government, whether federal, provincial, state, regional or municipal, provided that the indemnity provided for in this Section 3.1(6) will only be available if the Indemnified Party fulfils the conditions in Sections 3.1(1)(a) and 3.1(1)(b) above.

(7)	Partial Indemnification — If the Indemnified Party is determined to be entitled under any provisions of this Agreement to indemnification by the Corporation for some or a portion of the Losses incurred in respect of any Claim but not for the total amount thereof, the Corporation will nevertheless indemnify the Indemnified Party for the portion thereof to which the Indemnified Party is determined by a court of competent jurisdiction to be so entitled.

(8)	Advance of Expenses — Subject to Section 3.1(4) of this Agreement, the Corporation shall, at the request of the Indemnified Party, advance to the Indemnified Party, to the extent permitted by applicable law, sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges or expenses reasonably incurred by the Indemnified Party in investigating, defending, appealing, preparing for, providing evidence in or instructing and receiving the advice of the Indemnified Party’s counsel or other professional advisors in regard to any Claim or other matter for which the Indemnified Party may be entitled to an indemnity or reimbursement hereunder, and such amounts will be treated as a non-interest bearing advance or loan to the Indemnified Party. All advances shall be made within five (5) business days of a request from the Indemnified Party. In the event it is ultimately determined by a court of competent jurisdiction that the Indemnified Party did not fulfil the conditions set out in Sections 3.1(1)(a) and 3.1(1)(b) above such loan or advance, or the appropriate portion thereof will, upon written notice of such determination being given by the Corporation to the Indemnified Party detailing the basis for such determination, be repayable on demand and will bear interest from the date of such notice at the prime rate prescribed from time to time by the Royal Bank of Canada.

(9)	Per Diem Charge — In addition to any other amount payable to an Indemnified Party under this Agreement, the Indemnified Party shall be entitled to receive from the Corporation a reasonable per diem payment (the “Per Diem Charge”) for time spent with respect to any Claim for which the Indemnified Party is otherwise entitled to indemnification pursuant to any one of the foregoing provisions of Section 3.1 of this Agreement.

(10)	Gross-Up — Should any payment made pursuant to this Agreement, including the payment of insurance premiums or any payment made by an insurer under an insurance policy, be deemed to constitute a taxable benefit or otherwise be or become subject to any tax or levy, then the Corporation shall pay any amount received by or on behalf of the Indemnified Party, after the payment of or withholding for such tax, fully reimburses the Indemnified Party for the actual cost, expense or losses incurred by or on behalf of the Indemnified Party.

(11)	Directors and Officers Insurance

(a)	The Corporation confirms that it has purchased directors’ and officers’ liability insurance as previously approved by the board of directors of the Corporation covering its directors and officers containing such customary terms and conditions and in such amounts as are available to the Corporation on reasonable commercial terms, having regard to the nature and size of the business and operations of the Corporation from time to time, which insurance policy has been provided to the directors and officers for their review and which remains in full force and effect on the date hereof.

(b)	Notwithstanding the foregoing, if: (i) liability insurance coverage for former directors and officers is no longer available on reasonable commercial grounds; or (ii) it is no longer industry practice among responsible companies to procure liability insurance for former directors and officers and the costs to the Corporation to do so would be commercially unreasonable (as determined by the Board of Directors of the Corporation), the Corporation will be relieved of its obligation to procure or cause to be procured liability insurance coverage for the former directors and officers provided that the Corporation procures, or causes to be procured, such level of insurance coverage, if any, as is available for former directors and officers at a commercially reasonable rate and adopts comparable measures to protects its former directors and officers in the circumstances as are adopted by other responsible companies. The onus is on the Corporation to establish that the circumstances described in the previous sentence exist.

(12)	Deductible or Retention under Directors and Officers Insurance — If for any reason whatsoever, any directors’ and officers’ liability insurer asserts that the Indemnified Party is subject to a deductible or retention under any existing or future directors’ and officers’ liability insurance purchased and maintained by the Corporation for the benefit of the Indemnified Party and the Indemnified Party’s heirs and legal representatives, the Corporation will, to the extent permitted by applicable law, pay the deductible or retention for and on behalf of the Indemnified Party, provided that the Corporation is satisfied at such time that the Indemnified Party fulfils the conditions set out in Sections 3.1(1)(a) and 3.1(1)(b) above.

(13)	New Directors and Officers — Any person who may hereafter be elected as a director or appointed as an officer of the Corporation may enter into an agreement with the Corporation for the purpose of becoming bound in a like manner as the Indemnified Party under this Agreement.

(14)	Subrogation — In the event of payment by the Corporation under this Agreement, the Corporation shall be subrogated to the extent of such payment to all the rights of recovery of the Indemnified Party who agrees to execute all documents and instruments reasonably required and to do all such other acts and things that may be necessary on the part of the Indemnified Party to secure such rights, including the execution of documents necessary to enable the Corporation to bring suit to enforce such rights.

(15)	Directors’ Trust — In the event of an Adverse Insurance Event, the Corporation may, at its sole discretion, create a trust for the benefit of the Indemnified Party and from time to time fund such trust in such amounts and with such security as the Corporation’s Board of Directors may, at its sole discretion, determine to satisfy Losses reasonably anticipated or proposed to be incurred or paid from time to time until the expiration of all applicable limitation periods in connection with any Claims. The terms of any trust established pursuant hereto shall provide that upon an Adverse Insurance Event: (i) the trust shall not be revoked or the principal thereof encroached upon, without the written consent of the Indemnified Party; (ii) the trustee shall advance (solely to the extent of trust assets), within two (2) business days of a request by the Indemnified Party, all costs, charges, expenses and other Losses to the Indemnified Party (and the Indemnified Party hereby agrees to reimburse the trust under the circumstances under which the Indemnified Party would be required to reimburse the Corporation under this Agreement); (iii) the trustee shall promptly pay (solely to the extent of trust assets) to the Indemnified Party all amounts for which the Indemnified Party shall be entitled to indemnification pursuant to the Agreement or otherwise; and (iv) all unexpended funds in such trust shall revert to the Corporation upon a final determination by a court of competent jurisdiction that the Indemnified Party has been fully indemnified (or if not, entitled to be indemnified) under the terms of this Agreement as to all Claims and after the expiration of all applicable limitation periods. The trustee shall be a person or entity, and shall be appointed upon such terms as are, reasonably satisfactory to the Indemnified Party. Nothing contained in this Section 3.1(15) shall relieve the Corporation of any of its obligations under any other provision of this Agreement.

3.2	Notice of Proceedings

The Indemnified Party will, as a condition precedent to his right to be indemnified under this Agreement, give prompt notice in writing to the Corporation, upon being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document threatening, commencing, threatening or continuing any Claim involving the Corporation or the Indemnified Party which may result in a claim for indemnification under this Agreement, and the Corporation agrees to give the Indemnified Party prompt notice in writing, upon it being served with any statement of claim, writ, notice of motion, indictment, subpoena, investigation order or other document commencing or continuing any Claim involving the Indemnified Party. Such notice will include a description of the Claim or threatened Claim, a summary of the facts giving rise to the Claim or threatened Claim and, if possible, an estimate of any potential liability arising under the Claim or threatened Claim. Failure by either party to so notify the other of any Claim will not relieve the Corporation from liability under this Agreement except and only to the extent that the failure materially prejudices the Indemnified Party, the Corporation or Group Entity, as the case may be.

3.3	Legal Counsel

(1)	Subject to Section 3.1(4), after receiving written notice of any Claim or threatened Claim from the Indemnified Party, the Corporation may by notice in writing to the Indemnified Party, assume conduct of the defence thereof in a timely manner and retain counsel on behalf of the Indemnified Party, provided that such counsel is satisfactory to the Indemnified Party (acting reasonably), to represent the Indemnified Party in respect of the Claim; in which event, the reasonable fees and disbursements of such counsel will be paid by the Corporation on behalf of the Indemnified Party. On delivery of such notice by the Corporation, subject to Section 3.3(2), the Corporation will not be liable to the Indemnified Party under this Agreement for any fees and disbursements of other counsel, the Indemnified Party may subsequently incur with respect to the same matter. In the event the Corporation assumes conduct of the defence on behalf of the Indemnified Party, the Indemnified Party hereby consents to the conduct thereof and of any action taken by the Corporation, in good faith, in connection therewith, and the Indemnified Party will fully cooperate in such defence including, without limitation, the provision of documents, attending examinations for discovery, making affidavits, meeting with counsel, testifying and divulging to the Corporation all information reasonably required to defend or prosecute the Claim.

(2)	In connection with any Claim or other matter for which the Indemnified Party may be entitled to indemnity hereunder, the Indemnified Party will have the right to employ separate counsel of the Indemnified Party’s choosing and to participate in the defence thereof but the fees and disbursements of such counsel will be at the Indemnified Party’s expense unless:

(a)	employment of such other counsel has been authorized by the Corporation,

(b)	the Corporation has appointed counsel that is not satisfactory to the Indemnified Party, acting reasonably, or

(c)	subject to Corporation agreeing to advance to the Indemnified Party sufficient funds, or arrange to pay on behalf of or reimburse the Indemnified Party for any costs, charges or expenses reasonably incurred by the Indemnified Party in accordance with Section 3.1(8), the Indemnified Party considers, acting reasonably, that there has been a divergence of interests between the Indemnified Party and the Corporation such that the Indemnified Party requires separate legal counsel, in which events, the reasonable fees and disbursements of such counsel will be paid by the Corporation on behalf of the Indemnified Party to the fullest extent permitted by applicable law.

3.4	No Presumption as to Absence of Good Faith

Unless a court of competent jurisdiction otherwise has held or decided that the Indemnified Party is not entitled to be fully or partially indemnified hereunder, the determination of any Claim by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not, of itself, create any presumption for the purposes of this Agreement that the Indemnified Party is not entitled to indemnity hereunder.

3.5	Settlement of Claim

No admission of liability and no settlement of any Claim in a manner adverse to the Indemnified Party will be made without the consent of the Indemnified Party (unless, in the case of a settlement by the Corporation, such settlement (i) includes an unconditional release of the Indemnified Party from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the Indemnified Party).

3.6	Determination of Right to Indemnification

If the payment of an indemnity or the advancement of funds under this Agreement requires the approval of a court, under the provisions of the Act or otherwise, either the Corporation or the Indemnified Party may apply to a court of competent jurisdiction for an order approving such indemnity or the advancement of such funds by the Corporation pursuant to this Agreement.

3.7	Other Rights and Remedies Unaffected

The rights to indemnification and payment provided in this Agreement will not derogate from or exclude any other rights to which the Indemnified Party may be entitled under any provision of the Act or otherwise at law, the articles or by-laws of the Corporation, any applicable policy of insurance, guarantee or third-party indemnity, any vote of shareholders of the Corporation, or otherwise, both as to matters arising out of the Indemnified Party’s capacity as a director or officer of the Corporation, or as to matters arising out of any other capacity in which the Indemnified Party may act for or on behalf of the Corporation.

3.8	Setoff

The Corporation grants to the Indemnified Party a right to set off any amounts owing by the Corporation hereunder to the Indemnified Party against any amounts that the Indemnified Party may owe the Corporation from time to time.

Article 4

MISCELLANEOUS MATTERS

4.1	Corporation and Indemnified Party to Cooperate

The Corporation and the Indemnified Party will, from time to time, provide such information and cooperate with the other, as the other may reasonably request, in respect of all matters under this Agreement.

4.2	Effective Time

This Agreement will be deemed to have effect as and from the first date that the Indemnified Party became a director or officer or service provider of the Corporation.

4.3	Insolvency

The liability of the Corporation under this Agreement will not be affected, discharged, impaired, mitigated or released by reason of the discharge or release of the Indemnified Party in any bankruptcy, insolvency, receivership or other similar proceeding of creditors.

4.4	Multiple Proceedings

No action or proceeding brought or instituted under this Agreement and no recovery pursuant thereto will be a bar or defence to any further action or proceeding which may be brought under this Agreement.

4.5	Benefit of the Agreement

This Agreement will enure to the benefit of and be binding upon the respective heirs, executors, administrators, other legal representatives, successors and permitted assigns of the parties hereto. In the event that the Corporation proposes to: (i) amalgamate, consolidate with or merge or wind up into any other person and the Corporation will cease to exist as a legal entity or will not be the continuing or surviving Corporation or entity of such amalgamation, consolidation, merger or winding up; or (ii) transfer or dispose of all or substantially all of its properties and assets to any person or persons (including a lease, licence, long term supply agreement or other arrangement having the same economic effect as a transfer or other disposition), then in each such case the Corporation will ensure that proper provision is made so that the obligations of the Corporation set forth in this Agreement will continue in full force, including providing for the assumption of the obligations under this Agreement by any Corporation or other entity continuing following an amalgamation, merger, consolidation or winding-up of the Corporation with or into one or more other entities (pursuant to a statutory procedure or otherwise), or by the person or persons acquiring all or substantially all of the properties and assets of the Corporation, as the case may be, in each case without prejudice to the Indemnified Party by written agreement in form and substance satisfactory to the Indemnified Party, acting reasonably and without undue delay expressly assuming and agreeing to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no amalgamation, consolidation, merger, winding- up or transfer of properties and assets had taken place. In the event of: (i) any acquisition (by way of take-over bid, share exchange, purchase of shares or otherwise, and whether in a single transaction or series of related transactions) by any person, or two or more persons acting “jointly or in concert” (within the meaning of that expression as used in applicable securities laws), of beneficial ownership of fifty percent or more of the outstanding voting or equity securities of the Corporation entitled to vote generally in the election of directors of the Corporation; or (ii) a plan of arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution or other business combination or reorganization or similar corporate transaction, in each case where the Corporation does not cease to exist as a legal entity and is not a continuing or surviving Corporation in such transaction, that results in the voting securities of the Corporation outstanding immediately prior to the consummation of such transaction no longer continuing to represent (either by remaining outstanding or by being converted into or exchanged for securities of another entity) at least fifty percent of the combined voting power of the voting securities of the Corporation outstanding immediately after consummation of such transaction, then in each such case the Corporation will ensure that proper provision will be made so that the obligations of the Corporation set forth in this Agreement will continue in full force, including providing that any entity that so acquires voting or equity securities of the Corporation, or any entity which is a surviving Corporation or entity in any such arrangement, amalgamation, merger, consolidation, recapitalization, liquidation, dissolution, business combination or reorganization or other transaction, as the case may be, agrees to cause the Corporation to fulfil and honour in all respects all of its obligations under this Agreement and, to the extent necessary, make available to the Corporation, or any successor to the Corporation, any funding required in order for the Corporation, or such successor, to fulfil and honour all obligations under this Agreement in each case without prejudice to the Indemnified Party.

Article 5

GENERAL

5.1	Term

This Agreement and any obligations hereunder will survive until six (6) years after the Indemnified Party has ceased to act as a director or officer of the Corporation.

5.2	Deeming Provision

The Indemnified Party will be deemed to have acted or be acting at the specific request of the Corporation upon the Indemnified Party’s being appointed or elected as a director or officer or contracted as a service provider of the Corporation.

5.3	Assignment

Neither Party may assign this Agreement or any rights or obligations under this Agreement without the prior written consent of the other Party (which consent will not be unreasonably withheld).

5.4	Amendments and Waivers

No supplement, modification, amendment or waiver or termination of this Agreement and, unless otherwise specified, no consent or approval by any Party, will be binding unless executed in writing by the Party to be bound thereby. For greater certainty, the rights of the Indemnified Party under this Agreement will not be prejudiced or impaired by permitting or consenting to any assignment in bankruptcy, receivership, insolvency or any other creditor’s proceedings of or against the Corporation or by the winding-up or dissolution of the Corporation.

5.5	Severability

Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction will not invalidate the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction.

5.6	Mandatory Obligation to Indemnify

Nothing in this Agreement shall in any way adversely affect or diminish the obligation of the Corporation to indemnify the Indemnified Party pursuant to section 161 of the Act.

5.7	Notices

Any notice, consent or approval required or permitted to be given in connection with this Agreement (in this Section referred to as a “Notice”) will be in writing and will be sufficiently given if delivered (whether in person, by courier service or other personal method of delivery), or if transmitted by facsimile or e-mail:

(a)	in the case of a Notice to the Indemnified Party at:

[●]

[●]

[●]

Email: [●]

(b)	in the case of a Notice to the Corporation at:

Innocan Pharma Corporation

1015, 926-5 Avenue SW

Calgary AB T2P 0N7

Canada

Attention: Iris Bincovich, Chief Executive Officer

E-mail: irisb@innocanpharma.com

[with a copy to

Gowling WLG (Canada) LLP

Suite 1600, 1 First Canadian Place

100 King Street West

Toronto ON M5X 1G5

Canada

Attention: Jason Saltzman

E-mail: jason.saltzman@gowlingwlg.com

Any Notice delivered or transmitted to a Party as provided above will be deemed to have been given and received on the day it is delivered or transmitted, provided that it is delivered or transmitted on a Business Day prior to 5:00 p.m. local time in the place of delivery or receipt. However, if the Notice is delivered or transmitted after 5:00 p.m. local time or if such day is not a Business Day then the Notice will be deemed to have been given and received on the next Business Day.

Any Party may, from time to time, change its address by giving Notice to the other Party in accordance with the provisions of this Section.

5.8	Further Assurances

The Corporation and the Indemnified Party will, with reasonable diligence, do all such further acts, deeds or things and execute and deliver all such further documents as may be necessary or advisable for the purpose of assuring and conferring on the Indemnified Party the rights hereby created or intended, and of giving effect to and carrying out intention or facilitating the performance of the terms of this Agreement or to evidence any loan or advance made pursuant to Section 3.1(4) hereof.

5.9	Execution and Delivery

This Agreement may be executed by the Parties in counterparts and may be executed and delivered by facsimile and all such counterparts and facsimiles together will constitute one and the same agreement.

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IN WITNESS WHEREOF the Parties have executed this Agreement.

INNOCAN PHARMA CORPORATION

Per:
Name:
Title:
I have authority to bind the Corporation

INDEMNIFIED PARTY

Per:
Name:
Title:
I have authority to bind the Corporation